UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): September 16, 2009


                               CEL-SCI CORPORATION
                    ------------------ --------------------
             (Exact name of Registrant as specified in its charter)



    Colorado                            0-11503                  84-0916344
--------------------            ------------------------    -------------------
(State or other jurisdiction     (Commission File No.)       (IRS Employer
of incorporation)                                           Identification No.)


                         8229 Boone Boulevard, Suite 802
                             Vienna, Virginia 22182
              ---------------------------- -----------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (703) 506-9460
                                                           --------------

                                       N/A
                        -------------------------- ----
          (Former name or former address if changed since last report)



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Item 1.01   Entry Into a Material Definitive Agreement

      On September 16, 2009 CEL-SCI Corporation sold 14,285,715 shares of its common stock to a group of private investors for $20,000,000 or $1.40 per share. The investors also received Series D warrants which entitle the investors to purchase 4,714,284 shares of CEL-SCI's common stock. The Series D warrants may be exercised at any time prior to September 21, 2011 at a price of $1.50 per share. The closing of the transaction is expected to close on or before September 21, 2009.

      CEL-SCI has agreed to pay Rodman & Renshaw, LLC, the placement agent for this offering, a cash commission of $1,000,000, as well as an expense reimbursement of $37,500. CEL-SCI has also agreed to issue to Rodman & Renshaw 714,286 Series E warrants. Each Series E warrant will entitle the holder to purchase one share of CEL-SCI's common stock. The Series E warrants may be exercised at any time prior to August 12, 2014 at a price of $1.75 per share.

      CEL-SCI has filed with the Securities and Exchange Commission a prospectus supplement to its shelf Registration Statement on Form S-3 registering the shares of common stock and warrants sold to the private investors.

Item 9.01   Financial Statements and Exhibits

      Exhibit Number          Description
      --------------          -----------

         5                    Opinion of Counsel

         10(m) Securities Purchase Agreement, together with schedule required by Instruction 2 to Item 601 of Regulation S-K, and the form of the Series D warrant, which is an exhibit to the Securities Purchase Agreement.

         10(n)                Placement Agent Agreement

         23(a)                Consent of Attorneys



                                       2

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 16, 2009                 CEL-SCI CORPORATION



                                   By: /s/ Geert R. Kersten
                                       --------------------------------------
                                       Geert R. Kersten, Chief Executive Officer







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                               CEL-SCI CORPORATION

                                    FORM 8-K

                                    EXHIBITS